UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) February 19, 2015

Eos Petro, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53246	98-0550353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 2520 Los Angeles, California 90067
(Address of principal executive offices)

(310) 552-1555
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Sudhir Vasudeva

On December 17, 2012, a vacancy was created on the Board of Directors (the “Board”) of Eos Petro, Inc. (OTCBB: EOPT), a Nevada corporation (the “Company”), when James Lanshe resigned from his position as a director.  Mr. Lanshe did not resign as a result of any disagreement with the Company or any matter relating to the Company’s operations, policies, or practices.  He accepted an executive position with another oil and gas company and wanted to avoid any potential conflicts of interest.

The Board unanimously voted to elect Sudhir Vasudeva as a new director to fill the vacancy created by Mr. Lanshe’s resignation.  Mr. Vasudeva’s election was in accordance with the Company’s bylaws and is effective upon Mr. Vasudeva’s execution of a Director’s Agreement, which took place on February 19, 2015.  Mr. Vasudeva’s initial term as director will be the remainder of Mr. Lanshe’s term and until the next annual meeting of the shareholders.

Pursuant to Mr. Vasudeva’s Director’s Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, in exchange for his services as a director of the Company, the Company granted options to purchase 25,000 shares of restricted common stock of the Company at an exercise price of $2.50 per share to Mr. Vasudeva, vesting immediately and expiring on May 1, 2016.  In addition to the option compensation, the Company will pay Mr. Vasudeva $1,000 per month in exchange for his services as a director of the Company, payable in arrears until such time as the Company becomes cash flow positive.

Extension of Directors’ Stock Options

The Board approved an extension of the expiration dates of certain outstanding stock options granted to Martin Oring, John Mitola, and John Hogg, three of the Company’s directors, to each purchase 25,000 shares of restricted common stock of the Company at an exercise price of $2.50 per share, effective as of February 19, 2015.  These options were originally issued to Mr. Oring, Mr. Mitola, and Mr.Hogg, in exchange for each’s service as a director of the Company.  These options vested immediately, and, prior to the extension, were set to expire on May 1, 2015.  After the extension, these stock options are now set to expire on May 1, 2016.  The terms and conditions of these options remain the same in all other respects.

Item 8.01 Other Events.

Press Release of Mr. Vasudeva’s Election

On February 19, 2015, the Company issued a press release announcing the Board’s election of Mr. Vasudeva as a new director to the Board of the Company.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Sudhir Vasudeva’s Director’s Agreement, dated February 19, 2015.
99.1	Press Release of Eos Petro regarding Mr. Vasudeva’s election as director, dated February 19, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Eos Petro, Inc.
(Registrant)

Dated: as of February 19, 2015	By:	/s/ Nikolas Konstant
Nikolas Konstant
Chairman of the Board and
Chief Financial Officer